Exhibit 10.11


                            ASSET PURCHASE AGREEMENT


         This is an Asset Purchase Agreement dated as of November 12, 2005 (the "Agreement"), between (i) Caretenders Visiting Services of St. Augustine, LLC (the "Buyer"), and (ii) Flagler Hospital, Inc., a Florida corporation (the "Seller").

                                    Recitals

         A. Seller owns and operates a healthcare system in the St. Augustine, Florida area, including but not limited to a general acute care hospital.

         B. As part of Seller's healthcare operations, Seller is engaged in the business of operating a home health agency, including Medicare-Certified and non-certified or "private duty" operations (collectively, the "Business") in St. Augustine, Florida (the "Territory").

         C. The Seller is the holder of one or more licenses issued by the Agency for Health Care Administration of the State of Florida, Medicare provider agreements issued by the U.S. Department of Health and Human Services, and Medicaid provider agreements issued by the Agency for Health Care Administration of the State of Florida, all of which authorize the Seller to provide Medicare and Medicaid certified home health care services in the Territory (collectively, the "License").

         D. The Seller desires to sell and the Buyer desires to purchase the assets used by Seller solely in the operation of the Business.

         THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

                     Article 1 - Purchase and Sale of Assets

         1.1       Purchased Assets.

                  (a) The Seller hereby agrees to sell, assign, transfer and convey to the Buyer, and the Buyer hereby agrees to purchase from the Seller, all of the assets of the Seller used solely in the Business (the "Purchased Asset""), wherever located, including without limitation, the following assets and properties:

                           (i) All furniture, fixtures, machinery, equipment,
leasehold improvements, computers, software, vehicles, medical equipment, prepaid expenses, and other tangible personal property as specifically described on Schedule 1.1 as Purchased Assets, together with all manufacturers' warranties pertaining to the same, to the extent that such warranties may exist and be assignable;

                           (ii) All of the Seller's goodwill relating to the
Business; all customer and patient lists and files
(related solely to home health care services), referrer lists, records and similar sales and marketing information in the Seller's possession relating to the Business; referrer lists; members service agreements; medical records of the patients serviced solely by the Business and in the Seller's possession; personnel records; and the Seller's right and interest in the trade names, trademarks, trade secrets, licenses, know-how, specifications, literature, and all other intangible property which relate specifically to the Business, including without limitation all rights to the "Community Home Health" trade name and trade dress in Florida; and all other intangible assets related to the Business, whether located at the Business, or any other location;

                           (iii) All transferable Licenses, permits, licenses,
certificates, authorizations, accreditations, orders, ratings and approvals of all federal, state, or local governmental or regulatory authorities which relate solely to the Business and which are held by the Seller, but only to the extent the same are transferable, including without limitation any provider agreements relating to the Seller's right to participate in the Medicare and Medicaid Programs, and all rights of the Seller to reimbursement or other payments from HCFA for the period prior to the Closing Date;

                           (iv) Any and all rights of the Seller which by their
terms are transferable and which arise under or pursuant to warranties, representations and guarantees made by suppliers in connection with the Purchased Assets;

                           (v) All accounts receivable arising out of the
operation of the Business unbilled or outstanding on or after the Closing Date (the "Purchased Accounts Receivable"). The Seller agrees to reasonably cooperate with the Buyer, at the Buyer's expense, in connection with the Buyer's efforts to collect the Purchased Accounts Receivable. The Seller agree to immediately remit to the Buyer any payments received after the Closing by the Seller that constitute Purchased Accounts Receivable. The Seller hereby appoint the Buyer Seller's attorney-in-fact for purposes of endorsing any checks and otherwise executing any instruments or documents necessary for the collection of the Purchased Accounts Receivable; and

                           (vi) All raw materials, supplies, packaging
materials, purchased products, finished goods and all other goods, merchandise and materials owned by the Seller and related solely to the Business; but excluding the Excluded Assets.

                  (b)      "Excluded Assets" shall mean

                           (i) cash on hand;

                           (ii) any real property owned by Seller;

                           (iii) those assets and contracts identified on
Schedule 1.1 as being excluded assets;

                           (iv) any assets of the Seller not used solely in the
operation of the Business, including without limitation, contracts, agreements (including managed care, Medicare and Medicaid agreements), provider numbers, licenses, permits, and equipment associated with Seller's ownership and operation of an acute care hospitals and other ancillary programs, clinics and facilities as part of a healthcare delivery system in the St. Augustine, Florida market; and

                           (v) accounts receivable arising out of the operation
of an acute care hospitals and other ancillary programs, clinics and facilities as a part of a healthcare delivery system in the St. Augustine, Florida market, other than the Purchased Accounts Receivable.

         1.2 No Assumed Liabilities. The Seller and Buyer acknowledge and agree that the Seller shall retain all liabilities, whether known or unknown, arising out of or relating to the operation of the Business through the Closing Date or arising out of or with respect to the Purchased Assets through the Closing Date, and that the Buyer is not assuming any liabilities of Seller of any nature. However, Buyer shall be responsible for all liabilities arising out of or relating to the operation of the Business after the Closing Date or arising out of or with respect to the Purchased Assets after the Closing Date.

         1.3 Assumed Contracts; Real Property Leases. The Buyer will assume (i) the Seller's obligations arising after the Closing Date pursuant to the Licenses and Permits transferred to Seller hereunder, and for those services provided to the Seller's patients associated with the Business, and (ii) the Seller's obligations arising after the Closing Date under the contracts described on
Schedule 1.3, and the real property lease (the "Real Property Lease") described on Schedule 1.3 (collectively, the "Assumed Contract").

         1.4       Employees.
                   ---------

                  (a) The Seller acknowledges that the Buyer is not purchasing, recognizing, assuming or otherwise acquiring any rights, obligations, assets or liabilities under, arising from or resulting from any employment agreement or arrangement in existence between the Seller and any employee, or any person employed to consult with or perform services for the Seller. The Seller acknowledges that it will satisfy in full all accrued payroll obligations of the Business through the Closing Date. Schedule 1.4 sets forth a list of all employees of the Business. With respect to all such employees who accept employment by Buyer, Buyer shall assume Seller's obligation for their accrued personal leave through the Closing Date, and shall receive a credit against the Purchase Price equal to the aggregate amount of the accrued personal leave it assumes.

         1.5 Confidentiality, Nonsolicitation and Noncompetition Agreement. The Seller acknowledges that the Buyer's obligation to close shall be conditioned upon the Seller entering into a Confidentiality, Nonsolicitation and Noncompetition Agreement at the Closing, in the form of the Confidentiality, Nonsolicitation and Noncompetition Agreement attached as Annex A (the "Noncompetition Agreement").

         1.6 Disclaimer of Implied Warranties. Except for the express warranties contained in Article 4 and elsewhere in this Agreement, the Assets are being sold "AS IS," with no implied warranties of any kind. THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         1.7 Shared Services Agreement. The parties are entering into a Shared Services Agreement, in the form of the agreement attached as Annex D, as of the Closing.

                     Article 2 - Purchase Price and Payment

         2.1      Purchase Price.

                  (a) In consideration of the transfer of the Purchased Assets and the Business, the Buyer agrees to pay $800,000.00 (the "Purchase Price"), payable as provided in paragraphs 2.1(i) and (ii), and subject to the adjustments set forth in paragraph 2.1(b).

                           (i) $600,000.00 of the Purchase Price shall be
payable in cash at the Closing; and

                           (ii)     $200,000.00 of the Purchase Price payable in
the form of a promissory note (the "Promissory Note") delivered at the Closing, with such promissory note bearing interest at 6% per annum. The principal amount of the Promissory Note and all accrued interest shall be payable in full 36 months from the Closing Date. The form of the Promissory Note is attached as Annex B.

                  (b) The Purchase Price shall be reduced by the amount, if any, of liabilities with respect to the Real Property Lease relating to late or non-payment of rents, operating expenses, personal leave or other amount otherwise due prior to Closing which are assumed by the Buyer.

         2.2 Allocation of Purchase Price. The Purchase Price will be allocated among the Purchased Assets as set forth on Schedule 2.2. The Seller and the Buyer agree that all tax and information returns will be prepared on a basis consistent with such allocation of the Purchase Price.

                             Article 3 - The Closing

         3.1 Time and Place. The parties anticipate that the closing ("Closing") will take place on November 12, 2005, or such other date mutually agreed upon by the parties, and upon satisfaction or waiver of each of the conditions to the parties' obligations to close (the "Closing Date").

         3.2     Execution and Delivery of Documents by the Seller and the Buyer
                 ---------------------------------------------------------------

                  (a) At the Closing, the Seller will execute and deliver to the Buyer such conveyances, bills of sale, certificates of title, assignments, assurances and other instruments and documents as the Buyer may reasonably request in order to effect the sale, conveyance, and transfer of the Purchased Assets and the Business from the Seller to the Buyer. Such instruments and documents must be sufficient to convey to the Buyer good title to the Purchased Assets and the Business. Also at the Closing, the parties will cause the Noncompetition Agreement and the Promissory Note to be executed and delivered.

                  (b) The Seller agrees that it shall, from time to time after the Closing Date, take such additional action and execute and deliver such further documents as the Buyer may reasonably request in order to effectively sell, transfer and convey the Purchased Assets and the Business to the Buyer and to place the Buyer in position to operate and control all of the Purchased Assets and the Business.

                  (c) At the Closing, the Buyer will execute and deliver to the Seller and to other appropriate parties such assignments, assumptions, undertakings and other instruments and documents as are necessary to effect the Buyer's assumption of the Assumed Contracts.

            Article 4 - Representations and Warranties of the Seller

         As a material inducement to the Buyer to enter into and perform this Agreement, the Seller represents and warrants to the Buyer as follows:

         4.1      Authority as to Execution.

                  (a) The Seller has full legal power, authority and capacity to execute and deliver this Agreement, and the Noncompetition Agreement, and to perform the Seller's obligations under this Agreement, and the Noncompetition Agreement. This Agreement and the Noncompetition Agreement constitute valid and legally binding obligations of the Seller, enforceable in accordance with their terms. The execution and delivery of this Agreement and the agreements and instruments called for by this Agreement by or on behalf of the Seller and the consummation of the transactions contemplated hereunder and thereunder, subject to the terms of this Agreement, have each been duly authorized by all necessary corporate action, including Board of Director approval.

                  (b) Except as disclosed on Schedule 4.1 (which schedule shall include a list of any required consents or notifications) the execution and delivery of this Agreement and the Noncompetition Agreement, the consummation of the transactions contemplated hereby and thereby, and the performance and fulfillment of their respective obligations and undertakings hereunder and thereunder by the Seller will not, (i) violate any provision of, or result in the breach of or accelerate or permit the acceleration of any performance required by the terms of: any contract, agreement, arrangement or undertaking to which the Seller is a party or by which it may be bound; (ii) violate the Seller's Articles of Incorporation or Bylaws; (iii) violate any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority against the Seller; (iv) result in the creation of any claim, lien, charge or encumbrance upon any of the properties or assets (whether real or personal, tangible or intangible) of the Seller; (v) to the extent a valid assignment and consent has occurred, terminate or cancel, or result in the termination or cancellation of, any agreement or undertaking to which a Seller is a party; or (vi) in any way affect or violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any of the Seller's permits or licenses.

                  (c) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full power and authority to execute, deliver and perform its obligations under this Agreement.

         4.2 Licenses, Permits and Payment Programs. Except as set forth on
Schedule 4.2, the Seller has obtained and hold all material licenses, permits, certificates, and authorizations necessary for the Seller to operate the Business as conducted by Seller prior to the Closing. A copy of each of the foregoing is attached to Schedule 4.2. The Business is certified for participation in, and is a party to valid provider agreements for payment by, Medicare, Medicaid and other state, local or federal health care programs listed on Schedule 4.2 (the "Programs"). The Seller has not received any notice of any pending, or to the best of Seller's knowledge, any threatened investigations by, or loss of participation in, the Programs related to the Business.

         4.3 Environmental Standards. Except as set forth on Schedule 4.3, the Seller has operated the Business in substantial compliance, in all material respects ,with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in or required under the common law or any federal, state, local or foreign law, regulations, ordinances, permits, licenses, consent decrees, orders and clearances relating to pollution, the environment, or the use, storage, transportation or disposal of pollutants, dangerous substances, toxic substances, hazardous wastes, medical wastes, infectious wastes or hazardous substances (collectively, the "Environmental Laws").

         4.4 Taxes. Except as set forth on Schedule 4.4, the Seller has timely filed all federal, state, local and other tax returns required to be filed by it prior to the date of this Agreement with respect to the Business, and has paid for or accrued for all taxes shown as due on such returns the failure of which returns to be filed or the failure of which taxes to be paid could result in a lien upon any of the Purchased Assets or with respect to which the Buyer could have successor liability under applicable laws. Present taxes which the Seller is required by law to withhold or collect with respect to the Business have been withheld or collected and have been paid over to the proper governmental authorities or are properly held by the Seller for such payment. No deficiency for any taxes or claim for additional tax assessment by any taxing authority, which if unsatisfied could result in a lien upon any of the Purchased Assets or could result in the Buyer incurring successor liability under applicable laws, has been, to the best of the Seller's knowledge, proposed, asserted, or assessed against the Seller, nor has the Seller granted any extension or waiver of any limitation period applicable to any tax claims relating to the Business which has not been closed (except for any extension that may have been granted by the Seller's parent company with respect to the Federal consolidated tax return to be filed by the Seller's parent).

         4.5 Title. Except as described on Schedule 4.5, the Seller has and will transfer to the Buyer at the Closing good title to all of the assets included among the Purchased Assets, free and clear of any mortgages, security interests, pledges, liens, claims or encumbrances. Except as identified on Schedule 1.1, none of the Purchased Assets are leased.

         4.6      Property, Equipment and Operations.

                  (a) The Purchased Assets are, to the best of the Seller's knowledge, all of the assets which are reasonably necessary for the operation of the Business as operated prior to the Closing by the Seller.

                  (b) The Seller has not, to the best of the Seller's knowledge, caused or permitted any hazardous substance, as that term is now defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601, et seq.), medical wastes or petroleum substances to be disposed on, under or at the premises of the Business, or any part thereof, and, to the best of the Seller's knowledge, no part thereof has ever been used by the Seller as a permanent storage or disposal site for any such hazardous substances, medical wastes, or petroleum substances.

         4.7 Insurance. The Seller has provided the Buyer with a true and correct list of all policies of insurance which insure the Purchased Assets or the Business, setting forth the types and amounts of coverage. The parties acknowledge that upon the Closing, the policies of the Seller will terminate with respect to all claims that relate to activities or events that occur or arise after the Closing Date Schedule 4.7 is a true and correct list of all claims against such insurance policies during the past two years.

         4.8 Disclosure. To the best of Seller's knowledge, no representation or warranty made by the Seller in this Agreement and no statement made in or any amount set forth on any schedule called for by and incorporated into this Agreement is false or misleading in any material respect or omits to state any fact necessary to make any such representation or statements not misleading in any material respect.

         4.9 Governmental Approvals & Licenses. All material licenses, permits, and accreditations maintained by the Seller with respect to the Business are set forth on Schedule 4.9. Except as described on Schedule 4.9, the Licenses are in full force and effect and, to the best of the Seller's knowledge, except as described on Schedule 4.9, (i) no default or violation exists under any of the Licenses, (ii) no suspension, notice of deficiency, or cancellation of any of the Licenses has been received or is threatened, and (iii) there is no reason to believe that but for the transaction contemplated by this Agreement on expiration the Licenses would not be renewed.

         4.10       Compliance with Healthcare Regulatory Compliance.

                  (a) Except as disclosed on Schedule 4.10, the Seller has timely filed all requisite cost reports, claims and other reports required to be filed in connection with all Programs due on or before the date hereof, all of which to the best of the Seller's knowledge, are complete and correct. True and correct copies of all such reports for the most recent fiscal years of the Seller have been furnished to Buyer on or before the date hereof. Except as specifically described on Schedule 4.10, there are no claims, actions, appeals, reviews or audits pending before any federal or state commission, board or agency (including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration) with respect to the Seller's participation in any Program related to the Business, or any pending disallowances by any commission, board or agency in connection with the Seller's participation in any Program, which could adversely or materially affect the Business or any of the Purchased Assets, the operation or the utility thereof, or the consummation of the transactions contemplated hereby, and the Seller has made available to the Buyer true and correct copies of any such claims, actions or appeals.

                  (b) The structure and operations of Business by and the activities of the respective officers, directors and managing employees of the Seller are, and at all times have been, in compliance in all material respects with all relevant federal and state laws regulating health services or payment including, but not limited to, the federal Anti-kickback Statute, Social Security Act ("SSA") ss. 1128B(b), the Stark Anti-Self-Referral Law, SSA ss.ss. 1877 and 1903(s), the Anti-Inducement Law, SSA ss. 1128A(a)(5), the Civil False Claims Act, 31 U.S.C. ss.ss. 3729 et. Seq., the Administrative False Claims Law, SSA ss. 1128B(a), the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1996, SSA ss.ss. 1171-1179, the exclusion laws, SSA ss. 1128, the anti-misleading statements provision, SSA ss. 1129, and any other state or federal law, regulation, guidance document, manual provision, program memorandum or OIG or CMS opinion letter, or other issuance which regulates kickbacks, patient or program charges, recordkeeping, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from federal health care programs, quality, safety, privacy, security, accreditation or any other aspect of providing health care.

                  (c) The Seller has not entered into any contract, agreement or arrangement creating a "financial relationship" as defined in 42 U.S.C. ss. 1395nn, with a physician, if that physician refers patients to the Seller for designated health services, as defined in 42 U.S.C. ss. 1395nn, except in compliance with the law.

                  (d) All material reports, documents, claims and notices required to be filed, maintained or furnished to any governmental or health care authority by the Seller has been so filed, maintained or furnished. All such reports, documents, claims and notices were materially complete and correct on the date filed (or where corrected in or supplemented by a subsequent filing).

         4.11 Contracts and Commitments. Except for the Assumed Contracts, and as described on Schedule 4.11, the Seller is not a party to any contract or commitment relating to the Business, and neither the Business nor the Purchased Assets are the subject of any contract or commitment. Each of the Assumed Contracts is valid and binding agreements of the parties to such contracts in accordance with its terms, and, to the best of the Seller's knowledge, no party to the Assumed Contracts is in default under such contracts.

         4.12 No Violation of Law. Except as disclosed on Schedule 4.12, the conduct of the Business by Seller does not in any material manner violate any statute, ordinance, regulation, order, writ, injunction or decree of any court or governmental agencies. Seller has not received a notice of default or violation of, and have no actual knowledge of any fact or event which with the lapse of time or giving of notice would constitute a default or violation of any statute, ordinance, regulation, order, writ, injunction or decree of any court or governmental agency or authority applicable to the Business or the Purchased Assets.

         4.13 Litigation. Except as disclosed on Schedule 4.13, there are no actions, suits or proceedings, pending, or, to the best of the Seller's knowledge,, threatened before any court, commission, agency or other administrative authority against, or affecting the Business or the Purchased Assets and, except as disclosed on Schedule 4.13, the Seller is not the subject of any order or decree relating to or affecting the Business or the Purchased Assets other than those of general application.

         4.14 Labor. There is no collective bargaining or other union contract relating to the Business to which the Seller is a party. To the Seller's knowledge, after due inquiry, there is not pending or threatened against the Seller any grievance, labor dispute, organizational activity, union trouble, strike or work stoppage which materially affects or which may materially disrupt the Buyer or the Business. The Seller has complied in all material respects with all applicable laws, rules and regulations pertaining to the employment of labor, including those relating to wages, hours, collective bargaining and the payment of or withholding of taxes. The Seller has withheld all amounts required by law or agreement to be withheld from the wages or salaries of the Business's employees and they are not liable for any arrears of wages or any tax or penalties for failure to comply with any of the foregoing.

         4.15 Employment Contracts. There are no written or oral contracts for employment of any personnel of the Business.

         4.16 Employee Benefit and Retirement Plans. Except as disclosed on
Schedule 4.16, the Seller does not now maintain any "employee pension benefit plan" or any "employee welfare benefit plan" (as defined respectively in Section 3(2) and 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") on behalf of the Business's employees, and, except as disclosed on
Schedule 4.16, the Seller does not maintain any retirement plans, bonus arrangements, life insurance or medical insurance programs or any other fringe benefit arrangements for any employees whether written or unwritten. The Seller acknowledges and agrees (i) that the Buyer shall not be treated as a successor employer within the meaning of Treasury Regulation ss. 54-4980B-9 (COBRA), and
(ii) to retain all obligations under COBRA for all employees of the Business, whether or not hired by Buyer.

         4.17 Employees and Independent Contractors. The Seller has provided the Buyer prior to the Closing Date with a true and correct list including the name, salary or compensation (including without limitation all commission, override or bonus arrangements), vacation and sick leave policies or other benefits, job description and original employment or contract date of all current employees and independent contractors of the Business based upon the most recently processed information, and the accrued and/or earned vacation time of all employees and, to the best of the Seller's knowledge, the dates and information concerning any previous salary or compensation change or adjustment and the reasons therefore for each such current employee.

         4.18 Worker's Compensation. Except as disclosed on Schedule 4.18, the Seller is in compliance with all worker's compensation laws with respect to the Business and have worker's compensation insurance coverage in full force and effect with respect to the Business, except where any such non-compliance or lack of coverage would not have a material adverse effect on the Buyer's ownership, possession or use of the Business or the Purchased Assets, or on the consummation of the transactions contemplated under this Agreement.

         4.19 Adverse Actions. Except as described on Schedule 4.13 and Schedule 4.19, the Seller has not received any written notice of any judicial or administrative action against the Business or the Purchased Assets.

         4.20 Consents. Except as described on Schedule 4.20, no consents, approvals or authorizations of, any third parties is required in connection with the execution and delivery of this Agreement by the Seller and consummation by the Seller of the transactions contemplated hereby.

         4.21 Commissions. The Seller has not authorized any person to act in such a manner as to give rise to any valid claim against the Buyer for a brokerage commission, finder's fee, or similar payment as a result of the transactions contemplated under this Agreement.

         4.22 Financial Statements; Absence of Liabilities. The Seller has provided Buyer with true and correct copies of Departmental Income Statements for its Caretenders and Community Home Health Departments for the fiscal years ending September 30, 2004 and 2005, described on Schedule 4.22. Such Income Statements were prepared in the ordinary course of business and, to the best of the Seller's knowledge, accurately reflect departmental gross revenues and certain direct staff and supply expenses for the periods covered. However, such statements were not prepared in accordance with GAAP, and do not reflect all the expenses of the Business, including without limitation employee benefits, rent, utilities and overhead, and may not reflect all contractual adjustments. To be best of Seller's knowledge, the Purchased Assets are not subject to, any liabilities, whether known, unknown contingent or otherwise, that would have a material adverse affect on the Business.

             Article 5 - Representations and Warranties of the Buyer

         As a material inducement to the Seller to enter into this Agreement, the Buyer hereby represents and warrants to the Seller as follows:

         5.1 Authority as to Execution. The execution and delivery of this Agreement and the instruments called for by this Agreement by or on behalf of the Buyer and the consummation of the transactions contemplated hereunder and thereunder, shall have been duly authorized by all necessary limited liability company actions on or prior to the Closing Date. This Agreement and each of the instruments called for by this Agreement will be a valid and binding obligations of the Buyer, each enforceable against the Buyer in accordance with their respective terms.

         5.2 Organization and Entity Authority. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky, and qualified as a foreign corporation to do business in the State of Florida, with full legal power and authority to execute, deliver and perform its obligations under this Agreement and the instruments called for by this Agreement.

         5.3 No Violation of Law; Other Agreements. Neither the execution and delivery of this Agreement or the instruments called for by this Agreement, nor consummation of the transaction herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof, will conflict with or violate any provision of law or of the Articles of Organization or the Operating Agreement of the Buyer, or result in a violation or default in any provision or any regulation, order, writ, injunction or decree of any court or governmental agency or authority, or of any agreement or instrument to which the Buyer is a party or by which the Buyer is bound or subject.

         5.4 Commissions. Except for the obligation of the Buyer to Stoneridge Partners, the Buyer has not authorized any person to act in such a manner as to give rise to any valid claim against the Seller for a brokerage commission, finder's fee, or similar payment as a result of the transactions contemplated under this Agreement. The Buyer acknowledges and agrees that it shall be solely responsible for fees and commissions due to Stoneridge Partners.

         5.5 Consents. To the best of the Buyer's knowledge, the consents listed on Schedule 5.5 constitute all of the consents required for the Buyer to close the transactions contemplated by this Agreement.

                       Article 6 - Covenants of the Seller

         6.1 Conduct of Business. From the date of this Agreement until the Closing Date, the Seller agrees to operate the Business and otherwise carry on the Business in substantially the same manner heretofore conducted and not make other than in the ordinary course of business, any material change in its personnel, operations, finances, accounting policies, or personal property, without the prior written consent of Buyer. Between the date hereof and the Closing Date, the Seller agrees to use its reasonable efforts to retain its present employees and preserve the goodwill and business of their customers, suppliers, and others having business relations with them, and agree to conduct the financial operations of the Business in accordance with its existing business practices. From the date of this Agreement to the Closing Date, the Seller agrees to not do any of the following in connection with its ownership and operation the Business and the Purchased Assets without the Buyer's prior written consent:

                  (a) cancel or permit any insurance, bond, surety instrument or letter of credit to lapse or terminate, except in the ordinary course of business or unless renewed or replaced by like coverage;

                  (b) default in any respect under any loan, material contract, agreement, lease or commitment;

                  (c) enter into any contract, agreement, lease or other commitment, except in the ordinary course of business;

                  (d) sell or agree to sell the Business or any of the Purchased Assets;

                  (e) hire any employees, increase any compensation to employees, enter into any employment arrangement, agreement or undertaking, or pay or promise to pay any fringe benefit, bonus or special compensation to employees, except in the ordinary course of business;

                  (f) impede the Buyer, its counsel, accountants and other representatives from reasonable access, during normal business hours and upon reasonable advance notice, to the Business and the Purchased Assets so that the Buyer may have the opportunity to conduct a reasonable investigation of the Business;

                  (g) encumber any of the Purchased Assets or incur any liabilities with respect to the Business, except in the ordinary course of business; or

                  (h) permit any employees of the Business to be "hired" or otherwise used by the Seller other than in connection with the operation of the Business (the intention of the parties being that as of the Closing, the Buyer will have the opportunity, but not the obligation, to hire all of the Seller's employees utilized in the operation of the Business as of the date of this Agreement and that none of such employees will have any preexisting arrangement to remain employed by the Seller after the Closing Date).

         6.2 Sales, Etc. The Seller agrees to not sell, lease, remove or otherwise dispose of any of the Purchased Assets, which are located or used in the Business (except for retirements and replacements in the ordinary course of business, provided that all items which are retired or replaced are contemporaneously replaced by items of substantially equivalent value), or liquidate or dissolve.

         6.3 Insurance. Through the Closing Date, the Seller agrees to maintain the insurance described in Article 4.

         6.4 Notice. From the date hereof to the Closing Date, the Seller agrees to promptly advise the Buyer of the occurrence of any governmental inspections, investigations, citations with respect to the Business or the Purchased Assets, and of which the Seller has received written or oral notification.

         6.5 Access to Personnel and Records. From the date of this Agreement until the Closing Date, the Seller agrees to give the Buyer, and the Buyer's counsel, accountants, consultants and other agents and representatives, reasonable access, during normal business hours and upon reasonable request, to its properties, books, contracts, commitments and records relating to the Purchased Assets and the operations of the Business.

         6.6 Financial Information. The Seller agrees to provide the Buyer with such financial information available to the Seller relating to the operations of the Business as the Buyer may reasonably request.

         6.7 Collection Practices. The Seller agrees to not deviate from its current lawful practices with respect to the collection of accounts receivable from the Business's patients to the extent that any such change in collection practices would impair or adversely affect the Business's ability to continue its relationships with those patients after Closing.

         6.8 Cooperation. From the date hereof to the Closing Date, the Seller agrees to cooperate in good faith with the Buyer in order to obtain all governmental, regulatory and other third party consents and approvals which are necessary or desirable to consummate the transactions contemplated under this Agreement. The Seller agrees to cooperate fully with Buyer with respect to the Buyer's due diligence investigation of the Business, the Licenses and the Purchased Assets. The Seller agrees to use its good faith efforts to cause each of the conditions to the Buyer's obligation to close the transactions contemplated by this Agreement set forth in Article 8 to be satisfied on or prior to the Closing Date.

         6.9 Approval of Transfer. From the date hereof to the Closing Date, the Seller agrees to use its good faith efforts, at the Buyer's expense, including the filing and submission of all necessary and appropriate applications and documents, to obtain the approvals and consents of all applicable governmental and regulatory authorities, and any other third party identified as necessary in order to transfer the Business, the Purchased Assets, the Assumed Contracts and the Licenses to the Buyer.

         6.10 Consents. The Seller agrees to use its good faith efforts to procure the consents of any third parties necessary for the assignment to the Buyer of the Assumed Contracts and Licenses (to the extent the obtaining of such consents can occur pre-Closing).

         6.11 No-Shop Clause. From and after the date of the execution and delivery of this Agreement until the termination of this Agreement (unless the Closing Date is extended beyond such date by the parties), the Seller agrees to not, without the prior written consent of the Buyer: (i) offer for sale any material portion of the Business or Purchased Assets; (ii) solicit offers to buy all or any material portion of the Business or Purchased Assets; (iii) hold discussions with any party (other than the Buyer) looking toward such an offer or solicitation or looking toward a merger or consolidation with the Seller; or
(iv) enter into any agreement with any party (other than the Buyer) with respect to the sale or other disposition of any material portion of the Business or Purchased Assets.

                       Article 7 - Covenants of the Buyer

         7.1 Access to Records. For a period extending to the greatest of five years from and after the Closing Date, any longer period required by law, or the date of final settlement of cost reports for any period prior to the Closing Date, the Buyer agrees to retain the patient and medical records of the patients serviced by the Business on and prior to the Closing Date, and will give the Seller, and the Seller's counsel, accountants, consultants and other agents and representatives, full and complete access, during reasonable business hours and upon reasonable request.

         7.2 Cooperation. From the date hereof until the Closing Date, the Buyer agrees to cooperate in good faith with the Seller in order to obtain all governmental, regulatory and other third party consents and approvals which are necessary or desirable to consummate the transactions contemplated under this Agreement.

         7.3 Approval of Transfer. From the date hereof until the Closing Date, the Buyer agrees to use its best efforts, including the filing and submission of all necessary and appropriate applications and documents, to obtain the approvals and consents of all applicable governmental and regulatory authorities and other third parties required or necessary in order to transfer the Business, the Licenses, the Assumed Contracts and the Purchased Assets to the Buyer.

         7.4 Acceptance of Medicaid and Indigent Patients Discharged from Seller. Buyer shall accept Medicaid and indigent patients discharged from Seller in a manner and at levels consistent with the practices of the Business in 2004. Seller has represented the following levels of Medicaid and Indigent Services in 2004:

                  (a) Medicaid. Approximately 38 patients were accepted and 1,400 visits related to those patients were billed to the Florida Medicaid program. Buyer may, but shall not be required to, accept Medicaid patients past this historical level.

                  (b) Indigent Visits. Approximately 250 visits related indigent patients with limited or no reimbursement. Buyer may, but shall not be required to, accept indigent services past this historical level.

                  (c) Indigent Supplies. Approximately $30,000.00 of supplies (at charges, not cost) were provided by the Business to indigent patients to facilitate their discharge from Seller. Buyer and Seller agree to participate on an equal basis in the provision of such supplies. Buyer may, but shall not be required to, provide indigent supplies of more than $15,000.00 annually.

                  (d) Duration. This covenant shall be part of the Shared Services Agreement to be executed by the parties at Closing, and shall run coterminously with the term of such agreement.

           Article 8 - Conditions Precedent to the Buyer's Obligations

         The Buyer's obligation to close is subject to the satisfaction of the following conditions before or at Closing, unless waived by the Buyer:

         8.1 Representations and Warranties True at Closing. The representations, warranties and covenants made by the Seller in this Agreement must be true in all material respects at and as of Closing as if made on and as of Closing, provided that the Seller shall have the opportunity to update and modify the disclosures set forth on the Schedules attached hereto, through the Closing Date, subject to the approval and acceptance by the Buyer if such updates and modifications materially change the scope and nature of the disclosures set forth on the Schedules and the right of Buyer to terminate this Agreement and Buyer's obligations hereunder if Buyer determines in its sole discretion that such update may adversely affect the Business or the Assets..

         8.2 Compliance with Agreement. The Seller must have performed and complied with all of its covenants and obligations under this Agreement in all material respects which are to be performed or complied with by them before or at Closing.

         8.3 The Seller's Certificate. The Seller must have delivered to Buyer a certificate stating that (i) the representations, warranties and covenants made by the Seller in the Agreement are true in all material respects at and as of Closing as if made on and as of Closing, and (ii) the Seller has performed and complied with all of its covenants and obligations under this Agreement in all material respects which are to be performed or complied with by it before or at Closing.

         8.4 Adverse Proceedings. As of the Closing Date, no suit, action, claim or governmental proceeding is pending or threatened against, and no order, decree or judgment of any court, agency or other governmental authority has been rendered against the parties or any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms or otherwise have a material adverse effect on the Buyer's ownership, use or enjoyment of the Business, the Licenses, the Assumed Contracts or the Purchased Assets.

         8.5 Approvals. All necessary material federal, state and local governmental and regulatory and other third party consents, waivers, and other approvals or determinations required to be obtained with respect to the sale and/or transfer of the Licenses, the Assumed Contracts and the Purchased Assets to the Buyer, and Buyer's operation of the Business thereafter, must have been obtained, with the form and substance of such consents, etc. satisfactory to the Buyer in its sole discretion. In addition, the consummation of the transactions contemplated by this Agreement shall have been approved by the Boards of Directors of the Buyer and Almost Family, Inc, and the senior lender for Almost Family, Inc.

         8.6 Closing Documents. The documents required to be delivered by the Seller to the Buyer pursuant to this Agreement must be executed in a form reasonably acceptable to the Buyer.

         8.7 Due Diligence Investigation. The Buyer shall have completed its due diligence investigation of the Seller, the Business and the Purchased Assets, with the results of such investigation satisfactory to the Buyer in its sole discretion.

         8.8 Delivery of Satisfactory Opinion. The Seller's counsel shall have delivered an opinion satisfactory to the Buyer with respect to the matters set forth on Annex C.

          Article 9 - Conditions Precedent to the Seller's Obligations

         The Seller's obligation to close is subject to the satisfaction of the following conditions prior to or at Closing, unless waived by the Seller:

         9.1 Representations and Warranties True at Closing. The representations and warranties made by the Buyer in this Agreement must be true in all material respects at and as of Closing with the same effect as though such representations and warranties had been made or given on and as of Closing.

         9.2 Compliance with Agreement. The Buyer must have performed and complied with all its covenants and obligations under this Agreement in all material respects which are to be performed or complied with by it before or at the Closing.

         9.3 Buyer's Certificate. The Buyer must have delivered to the Seller a certificate stating that (i) the representations, warranties and covenants made by the Buyer in the Agreement are true at and as of Closing as if made on and as of the Closing, and (ii) the Buyer has performed and complied with all of its covenants and obligations under this Agreement in all material respects which are to be performed or complied with by it before or at Closing.

         9.4 Adverse Proceedings. As of the Closing Date, no suit, action, claim or governmental proceeding is pending against, and no order, decree or judgment of any court, agency or other governmental authority has been rendered against the parties or any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

         9.5 Approvals. All necessary federal, state and local governmental and regulatory and other third party consents, waivers, and other approvals and determinations required to be obtained with respect to the sale and/or transfer of the Licenses and the Purchased Assets to the Buyer must have been obtained. In addition, the consummation of the transactions contemplated by this Agreement shall have been approved by the Board of Directors of the Seller.

         9.6 Closing Documents. The documents required to be delivered by the Buyer to the Seller pursuant to this Agreement must be executed and delivered in a form reasonably acceptable to the Seller.

         9.7 Purchase Price. Seller's receipt of $600,000.00 via wire transfer, representing the portion of the purchase price payable in cash at Closing.

                      Article 10 - Termination of Agreement

         10.1      Termination.

                  (a) This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time before the Closing Date:

                           (i) by mutual consent of the Seller and the Buyer;

                           (ii) by the Buyer, if there has been a material
misrepresentation in this Agreement by the Seller, or a material breach by the Seller of any of its warranties or covenants set forth in this Agreement, or an uncured failure of any condition to which the obligations of the Buyer are subject; or

                           (iii) by the Seller, if there has been a material
misrepresentation in this Agreement by the Buyer, or a material breach by the Buyer of any of its warranties or covenants set forth in this Agreement, or an uncured failure of any condition to which the obligations of the Seller are subject.

                  (b) This Agreement will be terminated if Closing does not occur on or before November 12, 2005, unless extended by mutual agreement of the parties.

                          Article 11 - Indemnification

         11.1 Survival of Representations and Warranties. All of the representations, and warranties made by the Seller and the Buyer under this Agreement will survive the closing of the transactions contemplated by this Agreement.

         11.2       Indemnification of the Buyer Indemnified Parties

                  (a) General. The Seller agrees to indemnify, defend and hold the Buyer and Almost Family, Inc., and their respective officers, directors, shareholders, agents and attorneys (collectively, "Buyer Indemnified Parties") harmless from and against, and reimburse the Buyer Indemnified Parties on demand for, any damage, loss, cost or expense (including reasonable attorneys' fees) incurred by an Buyer Indemnified Party resulting from, or in any way related to, any of the following: (i) any breach of the Seller's representations, warranties or covenants in this Agreement, or from any misrepresentation in, or omission by the Seller under this Agreement; (ii) any brokerage or similar fee due to any agent of the Seller; (iii) any federal, state or local tax liability or obligation arising with respect to the Seller or the operation of the Business prior to the Closing; and (iv) any liability of the Seller or liability with respect to which the Purchased Assets are subject to, or obligation under the Assumed Contracts accruing prior to the Closing.

                  (b) Audits, Investigations, Refund Obligations and Other Pre-Closing Liabilities. The Seller agrees to indemnify, defend and hold the Buyer Indemnified Parties harmless from and against, and reimburse the Buyer Indemnified Parties on demand for, any actual damage, loss, cost, refund obligation, or expense (including reasonable attorneys' fees incurred in defending any claim for such damage, loss, cost or expense) resulting from, or in any way related to, any of the following: (i) any audit or investigation by Medicaid or federal Medicare authorities or third party payors concerning the operation of the Business before the Closing or any amounts paid with respect to the operation of the Business before Closing; (ii) any assessment, adjustments, suspensions or offsets made against a Buyer Indemnified Party or the Purchased Assets as a result of such an audit or investigation; (iii) any costs of defense of, and any judgment against a Buyer Indemnified Party with respect to, any litigation relating to the operation of the Business before Closing; (iv) any mortgage, security interest, lease, obligation, claim, liability, debt, lien, charge or encumbrance relating to matters prior to Closing asserted against the Purchased Assets; and (v) any other personal liability, property damage, personal injury, cost, claim, expense or assessment asserted against a Buyer Indemnified Party or the Purchased Assets as a result of, or with respect to, the operation of the Business or the ownership of the Purchased Assets before the Closing, excluding obligations arising after the Closing under the Assumed Contracts.

         11.3     Indemnification of the Seller Indemnified Parties.

                  (a) General. The Buyer agrees to indemnify, defend and hold the Seller and its officers, directors, partners, shareholders, agents and attorneys (collectively, "Seller Indemnified Parties") harmless from and against, and reimburse the Seller Indemnified Parties on demand for, any damage, loss, cost or expense (including reasonable attorneys' fees) incurred by a Seller Indemnified Party resulting from, or in any way related to, any of the following: (i) any breach of the Buyer's representations, warranties or covenants in this Agreement, or from any misrepresentation in, or omission by the Buyer under this Agreement; (ii) any brokerage or similar fee due to any agent of the Buyer; (iii) any federal, state or local tax liability or obligation arising with respect to the Buyer or the operation of the Business after the Closing; (iv) any liability of the Buyer or liability with respect to which the Purchased Assets are subject to, or obligation under the Assumed Contracts accruing after the Closing.

                  (b) Audits, Investigations, Refund Obligations and Other Post-Closing Liabilities. The Buyer agrees to indemnify, defend and hold the Seller Indemnified Parties harmless from and against, and reimburse each Seller Indemnified Party on demand for, any actual damage, loss, cost, refund obligation, or expense (including reasonable attorneys' fees incurred in defending any claim for such damage, loss, cost or expense) resulting from, or in any way related to, any of the following: (i) any audit or investigation by Medicaid or federal Medicare authorities or third party payors concerning the operation of the Business after the Closing or any amounts paid with respect to the operation of the Business after Closing; (ii) any assessment, adjustments, suspensions or offsets made against a Seller Indemnified Party or the Purchased Assets as a result of such an audit or investigation; (iii) any costs of defense of, and any judgment against a Seller Indemnified Party with respect to, any litigation relating to the operation of the Business after Closing; (iv) any mortgage, security interest, lease, obligation, claim, liability, debt, lien, charge or encumbrance relating to matters after Closing asserted against the Purchased Assets; and (v) any other personal liability, property damage, personal injury, cost, claim, expense or assessment asserted against a Seller

Indemnified Party or the Purchased Assets as a result of, or with respect to, the operation of the Business after the Closing, excluding obligations arising before the Closing under the Assumed Contracts.

         11.4 Procedure for Indemnification. The following procedure shall apply with respect to any claims or proceedings covered by the indemnification obligations in this Article 11:

                  (a) The party who is seeking indemnification (the "Claimant") shall give written notice to the party from whom indemnification is sought (the "Indemnitor") promptly, but in no event greater than ten (10) business days, after the Claimant learns of the claim or proceeding; provided that the failure to give such notice shall not relieve the Indemnitor of its obligations hereunder if the Claimant uses its best efforts to mitigate Claimant's damages, except to the extent it is actually damaged thereby. Notwithstanding anything to the contrary contained herein, in the event that a Claimant gives notice to the Indemnitor within such ten (10) business day time period set forth above, the Claimant shall have no obligation to mitigate Claimant's damages under this paragraph 11.4(a).

                  (b) With respect to any third-party claims or proceedings as to which the Claimant is entitled to indemnification, the Indemnitor shall have the right to select and employ counsel of its own choosing to defend against any such claim or proceeding, to assume control of the defense of such claim or proceeding, and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; provided, however that the Claimant may employ counsel, of its own choosing, at its sole expense. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. The Claimant may elect to participate in the defense of any such third party claim, and may, at its sole expense, retain separate counsel in connection therewith. Subject to the foregoing the Claimant shall not settle or compromise any such third party claim without the prior consent of the Indemnitor, which consent shall not be unreasonably withheld.

                          Article 12 - Other Provisions

         12.1 Further Assurances. The parties agree to execute and deliver any and all papers and documents which may be reasonably necessary to carry out the terms of this Agreement.

         12.2 Entire Agreement; Amendment. All schedules to this Agreement are deemed to be incorporated into and made part of this Agreement. This Agreement together with the schedules contains the entire agreement between the parties and there are no agreements, representations, or warranties which are not set forth herein. This Agreement may not be amended or revised except by a writing signed by both parties hereto.

         12.3 Binding Effect; Assignment. This Agreement is binding upon and inures to the benefit of the parties and their respective successors and assigns; provided, however, that other than an assignment by the Buyer of its rights under this Agreement to an affiliate of the Buyer which does not relieve the Buyer of its obligations under this Agreement, neither this Agreement nor any rights hereunder are assignable nor transferable without the prior written consent of the other party. This Agreement is not intended and must not be construed to create any rights in any parties other than the Buyer and the Seller and no person may assert any rights as a third party beneficiary.

         12.4 Separate Counterparts. This Agreement may be executed in several identical counterparts, all of which when taken together constitutes but one instrument, and it will not be necessary in any court of law to introduce more than one executed counterpart in proving this Agreement. This Agreement may be executed and delivered by fax counterpart signatures, and upon exchange of fax counterpart signatures, this Agreement will be binding upon the parties.

         12.5 Transaction Costs. Each party to this Agreement agrees to be responsible for its own costs for any legal, accounting and other services, if any, attendant to the transactions contemplated by this Agreement. The Buyer will bear the cost of transfer of the Licenses and any regulatory approvals necessary to complete the transaction. The Buyer acknowledges and agrees that it shall be solely responsible for any brokerage fees or sales commissions that may be due and payable to Stoneridge Partners as a result of the transactions contemplated by this Agreement.

         12.6 Notices. Any notice, request, instruction or documents required or permitted hereunder must be in writing and will be deemed given if delivered personally or by certified mail, U.S. mail, national recognized overnight courier service or sent by telex, telecopy or other telecommunication device capable of creating a written record (and promptly confirmed by hard copy delivery) to a party at the address set forth below:

             (i) If to the Seller:

                  Flagler Hospital, Inc.
                  400 Health Park Boulevard
                  St. Augustine, Florida  32086
                  Fax:    (904) 819-4472
                  Attn:  Chief Financial Officer

                  With a copy to:

                  Upchurch, Bailey and Upchurch, P.A.
                  Post Office Drawer 3007
                  St. Augustine, Florida 32085-3007
                  Fax:  (904) 825-4862
                  Attn:  Frank D. Upchurch III


             (ii) If to the Buyer:

                  Caretenders Visiting Services of St. Augustine, LLC 9510 Ormsby Station Road, Suite 300
                  Louisville, Kentucky  40223
                  Fax:  (502) 891-8067
                  Attn:  President

                  With a copy to:

                  Frost Brown Todd LLC
                  400 West Market Street, 32nd Floor
                  Louisville, Kentucky 40202-3363
                  Fax: (502) 581-1087
                  Attn: Scott W. Dolson

unless and until notice of another or different address is given as provided herein.

         12.7 Severability. The provisions of this Agreement are severable, and the invalidity of any provision will not affect the validity of any other provision.

         12.8 Captions. The captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

         12.9 Gender. All pronouns used herein will include both the masculine and feminine gender as the context requires.

         12.10 Governing Law; Joint Preparation. The execution, interpretation, and performance of this Agreement will be governed by the laws of the State of Florida, without regard to or application of its conflicts of law principles. This Agreement is deemed to have been prepared jointly by the parties. Any ambiguity in this Agreement will not be interpreted against either party and will be interpreted as if each of the parties hereto had prepared this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                           CARETENDERS VISITING SERVICES OF ST. AUGUSTINE, LLC


                           By  /s/ Todd Lyles
                             ---------------------------------------------------
                           Print Name:    Todd Lyles
                                      ------------------------------------------
                           Title:  Sr. Vice President
                                 -----------------------------------------------



                           FLAGLER HOSPITAL, INC.


                           By  /s/ Joseph Gordy
                             ---------------------------------------------------
                           Print Name:   Joseph Gordy
                                      ------------------------------------------
                           Title:    CEO
                                 -----------------------------------------------

                          LIST OF ANNEXES AND SCHEDULES
                  TO FLAGLER HOSPITAL ASSET PURCHASE AGREEMENT


         Annex A           Noncompetition Agreement
         Annex B           Promissory Note
         Annex C           Opinion Letter
         Annex D           Shared Services Agreement

         Schedule 1.1      List of Equipment, Etc.; Leased Assets
         Schedule 1.3      Assumed Contracts
         Schedule 2.2      Allocation of Purchase Price
         Schedule 4.1      Authority
         Schedule 4.2      Licenses, Permits and Payment Programs
         Schedule 4.5      Title & Liens
         Schedule 4.7      Insurance
         Schedule 4.9      Governmental Approvals & Licenses
         Schedule 4.10     Healthcare Regulatory Compliance
         Schedule 4.11     Contracts
         Schedule 4.12     Violations of Law
         Schedule 4.13     Litigation
         Schedule 4.16     ERISA Matters
         Schedule 4.18     Worker's Compensation Compliance
         Schedule 4.19     Adverse Actions
         Schedule 4.20     Consents
         Schedule 4.22     Financial Statements
         Schedule 5.5      Buyer Consents

                                                                       Exhibit A

                       CONFIDENTIALITY NONSOLICITATION AND
                            NONCOMPETITION AGREEMENT


         This is a Confidentiality  Nonsolicitation and Noncompetition
Agreement dated as of November 12,  2005, among (i) Almost Family,  Inc.
and Caretenders Visiting Services of St. Augustine, LLC (collectively, the "Protected Parties"), and (ii) Flagler Hospital, Inc. (the "Seller").

                                    Recitals

         A. Pursuant to an Asset Purchase Agreement dated as of November 12, 2005 (the "Purchase Agreement"), the Buyer is purchasing certain assets used in the operation of a home health agency operating in the St. Augustine market in Florida. The agreement by the Seller to the terms of this Agreement was material to the decision of the Buyer to enter into the transactions described in the Purchase Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Purchase Agreement.

         B. For purposes of this Agreement, "Proprietary Information" means as it relates to the Business, patient lists, referral sources, business relationships, business records and financial records, all of which have been acquired by Caretenders Visiting Services of St. Augustine, LLC in connection with the purchase of the Business. The Protected Parties have expressly or impliedly protected such information from unrestricted use by persons not associated with the Protected Parties.

         THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

         1.       Confidential Information.

                  (a) The Seller agrees that it shall (i) maintain the strict confidence of, undertake all commercially reasonable steps to avoid divulging or disclosing, and preserve and protect the Proprietary Information from disclosure to, or access or use by, any person or entity, including any competitor or potential competitor of the Business except as required by law, and (ii) during the Restricted Period, not use the Proprietary Information to compete, directly or indirectly, with the Business. The Seller acknowledge that the Proprietary Information constitute valuable, special and unique property of the Business being acquired by Caretenders Visiting Services of St. Augustine, LLC.

                  (b) The Seller represents and warrants to the Protected Parties that it has delivered to Caretenders Visiting Services of St. Augustine, LLC any and all papers, books, records, documents, memoranda and manuals, whether hard or digital copies, that constitute Proprietary Information.

                  (c) The Seller agrees that, if at any time after the date of this Agreement, the Seller determines that it has any Proprietary Information in its possession or control, the Seller shall immediately deliver all such Proprietary Information to Caretenders Visiting Services of St. Augustine, LLC.

         2. Employee Solicitation. Each of Protected Parties on the one hand and the Seller on the other hand agrees that, during the 12 month period after the date of this Agreement, such party shall not hire any current or former employees of the other party, except (i) with the prior written consent of the other party, (ii) for the hiring by Caretenders Visiting Services of St. Augustine, LLC of current or former employees of Seller who were employed in the Business, and (iii) former employees of the Business to whom Buyer did not offer employment on or before the Closing Date.

         3. Noncompetition Covenant. The Seller agrees that it shall not, during the five year period after the date of this Agreement, directly or indirectly, individually, or through any person, partnership, joint venture, corporation or other entity in which Seller has any interest, including, without limitation, as a shareholder, owner, member, partner, investor, director, officer, employee or consultant or otherwise, own, operate, manage, develop or provide consulting services to, any entity providing home health services as its business in Florida Health District #4.

         4. Consideration. The Seller acknowledges that the consideration for the covenants in this Agreement is the Purchase Price.

         5. Specific Enforcement. In the event of a breach of any party's covenants in this Agreement, it is agreed that damages will be difficult to ascertain and affected party may petition a court of law or equity for, and be granted, injunctive relief in addition to any other relief which the affected party may have under the law, including reasonable attorney's fees.

         6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to or application of its conflicts of laws principles. Each of the parties has participated in the preparation of this Agreement and agree that in construing the provisions of this Agreement, the general rule that provisions shall be construed most strongly against the party that drafted such provisions shall have no application.

         7. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and other understandings with respect to the subject matter hereof. No change, modification, addition or amendment of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

         8. Construction. The parties agree that the restrictions set forth herein are reasonable and necessary to preserve the business of the parties and that the maximum protection available under the law shall be provided to the parties by this Agreement to protect each party's interests in its business and confidential information and that, if the restrictions imposed hereby are held by any court to be invalid, illegal or unenforceable as to time, territory, scope or otherwise, this Agreement shall be construed to impose restrictions which are valid, legal and enforceable as to time, territory, scope or otherwise, as the case may be, to the maximum extent permitted under applicable law.

         9. Headings. The headings contained in this Agreement are included for ease of reference only and shall not be considered in the interpretation or enforcement of this Agreement.

         10. Provisions Severable. To the extent that any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         11. Notices. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been duly given if mailed by certified mail, return receipt requested, postage prepaid to the addresses set forth in the Purchase Agreement, or to such other addresses which a party has given the other parties written notice.

         12. Benefit. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and, as applicable, their respective heirs, executors, administrators, personal representatives, successors and assigns.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the preamble above.

                                    ALMOST FAMILY, INC.


                                    By: /s/ Todd Lyles
                                       -----------------------------------------
                                        P. Todd Lyles
                                        Its Senior Vice President


                                    CARETENDERS VISITING SERVICES OF ST.
                                      AUGUSTINE, LLC


                                    By: /s/ Todd Lyles
                                       -----------------------------------------
                                        P. Todd Lyles
                                        Its Senior Vice President


                                    FLAGLER HOSPITAL, L.P.


                                    By: /s/ Joseph Gordy
                                       -----------------------------------------

                                    Print Name:    Joseph Gordy
                                                 -------------------------------
                                    Title:   CEO
                                          --------------------------------------

                                                                       Exhibit B
                                 PROMISSORY NOTE

$200,000.00                                                   November 12, 2005
                                                           Louisville, Kentucky

         For value received, Caretenders Visiting Services of St. Augustine, LLC, a Kentucky limited liability company (the "Maker"), promises to pay to the order of Flagler Hospital, Inc., a Florida corporation (the "Lender"), at 400 Health Park Boulevard, St. Augustine, Florida 32086 or such other address as the holder hereof may direct, the principal sum of Two Hundred Thousand Dollars ($200,000.00).

         This note is delivered pursuant to paragraph 2.1(a)(ii) of the Asset Purchase Agreement dated November 12, 2005, among Maker and Lender.

         Commencing as of the date of this note, the outstanding principal balance of this note from time to time shall bear interest at the annual rate equal to six percent (6%). The principal amount and all accrued and unpaid interest on this note shall be paid in full on November 12, 2008.

         All or any part of the outstanding principal amount of this note may be prepaid at any time without penalty.

         Failure of the holder of this note to exercise any of its rights and remedies shall not constitute a waiver of any provision of this note, or of any of such holder's rights and remedies, nor shall it prevent the holder from exercising any rights or remedies with respect to the subsequent happening of the same or similar occurrences. All remedies of the holder hereof shall be cumulative to the greatest extent permitted by law.

         The following shall constitute a default under this note: (i) the failure to make any payment when due under this note within five (5) days after such payment is due; or (ii) the Maker or any guarantor shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of its creditors, or shall be unable to pay its debts generally as they become due; or if a petition or answer proposing the adjudication of the Maker or any guarantor as a bankrupt or its reorganization under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or if a receiver, trustee or liquidator of the Maker or any guarantor, or of all or substantially all of the assets of the Maker or any guarantor, shall be appointed in any proceeding brought against the Maker or any guarantor and shall not be discharged within sixty (60) days of such appointment; or if the Maker or any guarantor shall consent to or acquiesce in such appointment; or if any property of the Maker or any guarantor shall be levied upon or attached in any proceeding.

         After maturity or default, this note shall bear interest at the highest rate permitted under the then applicable law (hereinafter the "Default Rate"), provided, however, in the event there is then no such highest rate applicable, or in the event said highest rate is otherwise indeterminable, the parties agree that the applicable Default Rate shall be eighteen (18%) percent per annum.

         The Maker and any endorsers, sureties, guarantors, and all others who are or who may become liable for the payment hereof, severally, irrevocably and unconditionally (a) agree that any suit, action or other legal proceeding arising out of or relating to this note may be brought, at the option of the holder, in a court of record of the State of Florida, located in St. Johns County, Florida, (b) consent to the jurisdiction of such court in any such suit, action or proceeding, and (c) waive any objection which it or they may have to the laying of venue of any such suit, action or proceeding in such court.

         Notwithstanding any provision herein or in any instrument now or hereafter securing this note, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the usury laws of Florida, and any amount paid in excess thereof shall be applied to the unpaid principal balance. Such application shall be made to future installments of principal in the inverse order of their maturity and shall not change or modify the payments next due but shall accelerate the final maturity date. In the event of the acceleration of this note, the total charges for interest and in the nature of interest shall not exceed the maximum amount allowed by law, and any excess portion of such charges that may have been prepaid shall be refunded to the Maker hereof at the time of acceleration. Such refund may be made by application of the amount involved against the sums due hereunder, but such crediting shall not cure or waive the default occasioning acceleration.

         If any provision or portion of this note is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this note and the remaining provisions and portions thereof shall continue in full force and effect.

          If there is any default under this note, and this note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Maker and each guarantor promise to pay to the order of the holder hereof such holder's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this note or enforcing the holder's rights with respect to any collateral securing this note, to the extent allowed by the laws of the State of Florida or any state in which any collateral for this note is situated.

         This note has been delivered in, and shall be governed by and construed in accordance with, the laws of the State of Florida, without regard to or application of its conflicts of law principles.

         All parties to this instrument, whether makers, sureties, guarantors, endorsers, accommodation parties or otherwise, shall be jointly and severally bound, and jointly and severally waive presentment, demand, notice of dishonor, protest, notice of protest, notice of nonpayment or nonacceptance and any other notice and all due diligence or promptness that may otherwise be required by law, and all exemptions to which they may now or hereafter be entitled under the laws of the State of Florida, or of the United States of America or any state thereof. The holder of this instrument may whether one or more times, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party or any other party to this note
(1) extend the time for payment of either principal or interest from time to time, (2) release or discharge any one or more parties liable on this note, (3) suspend the right to enforce this note with respect to any persons, (4) change, exchange or release any property in which the holder has any interest securing this note, (5) justifiably or otherwise, impair any collateral securing this note or suspend the right to enforce against any such collateral, and (6) at any time it deems it necessary or proper, call for and should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.

         THE MAKER AND EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IF ANY SUIT BE BROUGHT TO ENFORCE OR CHALLENGE THE VALIDITY OR ENFORCEMENT OF THIS NOTE OR ANY OTHER SECURITY INSTRUMENTS EXECUTED TO FURTHER SECURE THE INDEBTEDNESS. MAKER AND EACH GUARANTOR HEREBY AGREE AND CONSENT TO THE RELIEF OF THE HOLDER OF THIS NOTE FROM ANY STAY ORDER WHICH MIGHT BE ENTERED BY ANY COURT AGAINST THE HOLDER OF THIS NOTE AND TO ASSIST THE HOLDER OF THIS NOTE IN OBTAINING SUCH RELIEF, AND, WITH REGARD TO THE FILING OF ANY BANKRUPTCY PROCEEDINGS UNDER CHAPTER 11, 13 OR OTHERWISE, TO NOT MODIFY ANY OF THE TERMS OF THIS NOTE, INCLUDING, WITHOUT LIMITATION, THE INTEREST RATE OR PAYMENT AMOUNTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE TO MAKE THE LOAN EVIDENCED BY THIS NOTE.


                           CARETENDERS VISITING SERVICES OF
                           ST. AUGUSTINE, LLC


                           By  /s/ Todd Lyles
                                   ---------------------------
                                   P. Todd Lyles, Senior Vice President

                                    Guaranty

         In consideration of Lender's execution and delivery of this note and its agreement to perform the transactions contemplated hereby, and as a material inducement of such execution, delivery and performance, the undersigned hereby guarantees the full, complete and timely performance of and compliance with all of the covenants, agreements, obligations and other liabilities of Maker as set forth in this note. The obligation and liability of the undersigned is absolute and unconditional, irrespective of any circumstance, which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Lender may at its option proceed in the first instance against the undersigned to collect any liability of Maker hereunder without first proceeding against Maker.


                           ALMOST FAMILY, INC.


                           By  /s/ Todd Lyles
                                   ---------------------
                                   P. Todd Lyles, Senior Vice President

                                                                       Exhibit C

                     UPCHURCH, BAILEY AND UPCHURCH, P.A.
                                Attorneys at Law
                                Established 1925
                       780 North Ponce de Leon Boulevard
                          St. Augustine, Florida 32084

                            Telephone (904) 829-9066
                            Facsimile (904) 825-4862

                                Please reply to:
                             Post Office Drawer 3007
                  St. Augustine, Florida 32085-3007
                                                                     OF COUNSEL:

                                                          FRANK D. UPCHURCH, SR.
                                November 12, 2005

Caretenders Visiting Services of St. Augustine, LLC
Almost Family, Inc.
9510 Ormsby Station Road, Suite 300
Louisville, Kentucky  40223

         Re:      Sale of Flagler Hospital, Inc. Home Health Agency Assets

Gentlemen:

         We have acted as counsel to Flagler Hospital, Inc. (the "Seller") in connection with the sale of certain home health agency assets of the Seller pursuant to an Asset Purchase Agreement dated as of November 12, 2005, between the Seller and Caretenders Visiting Services of St. Augustine, LLC (the "Agreement"). The terms used in this opinion and not defined herein shall have the respective meanings given to them in the Agreement.

         We have acted as counsel for the Seller in connection with the transactions contemplated by the Agreement. As such counsel, we have examined the Transaction Documents described below, and such additional documents, certificates and records, and have made such investigations of law, as we have deemed necessary and relevant as a basis for this opinion.

         In connection with the delivery of this opinion, we have examined the following documents (collectively, the "Transaction Documents"):

         1. The Agreement;

         2. The Noncompetition Agreement;

         3. The Promissory Note; and

         4. The Bill of Sale and Assignment.

         Based upon the foregoing, it is our opinion that:

Caretenders Visiting Services of St. Augustine, LLC
Almost Family, Inc.
November 12, 2005
Page 2


         1. The Seller is a corporation, duly organized, validly existing, and in good standing in the State of Florida. The Seller has the corporate power and authority to own and operate its properties, and carry on its business as currently conducted.

         2. The execution and delivery of the Transaction Documents by the Seller and the consummation of the transactions contemplated by the Transaction Documents have been duly and validly authorized by all necessary actions on the part of the Seller. The Transaction Documents constitute valid and legally binding agreements of the Seller, enforceable against the Seller in accordance with their terms.

         3. The officers executing the Transaction Documents on behalf of the Seller have been duly authorized to do so, and the execution, delivery and performance by the Seller of the Transaction Documents have been duly authorized by the Seller by all necessary corporate actions.

         4. To the best of our knowledge, all representations and warranties of the Seller contained in the Transaction Documents are true and complete.

         5. To the best of our knowledge (a) there are no actions, suits, proceedings or investigations pending or threatened against or affecting the Seller or any of the Purchased Assets, at law, equity or before or by any federal, state or local governmental department, commission, board, agency or instrumentality, which would prevent consummation of the transactions contemplated in the Agreement or which might result, either individually or in the aggregate, in any material adverse change in the condition, financial or otherwise, of the Purchased Assets or Business, and (b) the Seller is not subject to any continuing order, writ, injunction, ruling or decree of any federal, state or local court, or any other governmental department, commission, board, agency or instrumentality which would prevent consummation of the transactions contemplated in the Agreement.

         6. The execution and delivery of the Transaction Agreement, the consummation of the transactions contemplated thereby, and the performance and fulfillment of the respective obligations and the undertakings of the Seller thereunder will not (with or without the giving of notice, the lapse of time or both) (a) conflict with the Articles of Incorporation or Bylaws of the Seller, or (b) to the best of our knowledge conflict with, constitute grounds for termination of, result in a breach of, constitute a default under or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit known to us after due inquiry to which the Seller is a party or by which the Seller may be bound.

Caretenders Visiting Services of St. Augustine, LLC
Almost Family, Inc.
November 12, 2005
Page 3


         7. To the best of our knowledge, the Purchased Assets are subject to no recorded liens or encumbrances in those state and federal locations where liens would be filed on the Purchased Assets (based on the physical location of such assets and the registered agent and principal office of Seller) and we are aware of no other lien, encumbrance or claim on the Purchased Assets.

         8. To the best of our knowledge, the Seller is not a party to any litigation in bankruptcy, federal or state court in those courts where a lawsuit would be filed based on the Seller's principal business office, the location of its registered agent, the location of the Purchased Assets, and those places where the Seller is engaged in business activities.

                                                     Very truly yours,


                                                 /S/ Frank D. Upchurch III
                                                     ---------------------
                                                     Frank D. Upchurch III

FDUIII/jsd

                                                                   Exhibit D



                            SHARED SERVICE AGREEMENT


         THIS SHARED SERVICE AGREEMENT, made and entered into this 12th day of November, 2005, between Flagler Hospital, Inc. hereinafter referred to as "Hospital," and Caretenders Visiting Services of St. Augustine, LLC, hereinafter referred to as "HHA."

                              W I T N E S S E T H :


         WHEREAS, the Hospital and HHA entered into an Asset Purchase Agreement for Community Home Health Care effective as of the 12th day of November, 2005, and

         WHEREAS, the Hospital and Community Home Health Care worked closely for the safety and welfare of patients being discharged from the Hospital, and

         WHEREAS, the Hospital and HHA desire to continue the working relationship that existed between the Hospital and Community Home Health Care prior to the entering of the Asset Purchase Agreement and have each other continue to provide services on a similar and consistent basis,

ATTN:      NOW THEREFORE, the Parties agree as follows:

1.      SERVICES FROM HOSPITAL

A. The Hospital will provide services to HHA consistent with the level of services provided to Community Home Health Care prior to November 12, 2005.

B.      The following services will be provided to HHA in exchange

        o  On Call Answering Service at a cost of $75 per month
        o Support from the Hospital Information Service Department for the operation of the telephone system, pagers, copiers and computers at a charge of $75 per hour through February 12, 2006 ("Transition Period").
        o Laboratory testing services with printing of results at the HHA office.
        o Supplies, both general and medicals will be provided to HHA based on hospital charge rates to other departments during the Transition Period.

2.      SERVICE FROM HHA

A. The HHA will provide services to Hospital consistent with the level of services provided prior to November 12, 2005. Specifically, HHA agrees to accept Medicaid and indigent patients discharged from Flagler Hospital in a manner and at levels consistent with the practice of the business in 2004.

B. The following services will be provided to Hospital, and Hospital agrees to pay on a monthly basis after billing by HHA as specified herein.

        o Case Management Services - HHA will provide nurses and social workers to the hospital during the business week to perform case management and discharge planning consultation to the Case Management Department. HHA Employees will spend at least
           1.5 hours per week attending meetings in the Case Management Department, and reviewing clinical information on patients to determine appropriate care. The cost for this service will be $210.00 per month.
        o Discharge Planning Access - Hospital in consideration of patient safety and convenience will continue to allow HHA personnel access to Hospital patients referred to the agency for services. HHA will staff a Home Care Representative on site in the hospital.

3.      ADDITIONAL SERVICES

A. The Hospital and HHA agree that additional services from the Hospital may be identified during the transition of the Community Home Health Agency. Hospital and HHA agree before new items are added to the monthly bill the parties will agree the service and billing methodology.

4.      ON CAMPUS OFFICE SPACE

A. The Hospital agrees to use best efforts to offer appropriate rental office space for lease in or on the campus of the Hospital as space becomes available to lease to third parties. Hospital may utilize space for services of the hospital or lease to physician groups without regard to this covenant.

5.      TERM

         A. The term of this Agreement shall be five (5) years, beginning November 12, 2005.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seal(s) as of the day and year first above written.

HOSPITAL                                 HHA
Flagler Hospital, Inc.                   Caretenders Visiting Services of
                                         St. Augustine, LLC

/s/ Joseph Gordy                         /s/ Todd Lyles       11/11/05
    --------------------------               -------------------------
Signature                Date            Signature            Date

Name: Joseph Gordy                       Name:  P. Todd Lyles
     -------------------------                 ------------------------
Title:   CEO                             Title:   Sr. Vice President

Witness:______________________           Witness: /s/ Linda Smith
                                                      -----------------